Exhibit 99.1

Press Release

Draft

Entrust Announces First Quarter Fiscal Year 2007 Financial Results

•	Total Revenues of $24.6 million – an increase of 16% year-over-year

•	Product revenues of $9.1 million – an increase of 39% year-over-year

•	Emerging Growth Products revenues of $2.3 million – an increase of 138% year-over-year

•	Total Transactions grew to a record 113 – an increase of 5% quarter-over-quarter

•	Deferred Revenue of $28.3 million – an increase of $4.9 million year-over-year

DALLAS – April 24, 2007 – Entrust, Inc. [Nasdaq: ENTU], a world leader in securing digital identities and information, today announced financial results for its fiscal quarter ended March 31, 2007.

Revenue for the first quarter was $24.6 million, an increase of 16% from $21.1 million in Q1, 2006. Revenue in the first quarter was driven by product revenue, which increased 39% from Q1, 2006. Deferred revenue in the first quarter increased to $28.3 million, a record high driven by an increase of $2.0 million in subscription product bookings and $2.9 million in professional services and support and maintenance renewals from Q1, 2006.

“I am pleased with our Q1 performance toward meeting our first half financial and operating commitments,” said Bill Conner, Entrust chairman, president and chief executive officer. “Specifically, we grew total revenue 16 percent year-over-year and product revenue 39 percent year-over-year, achieved record product transactions of 113 and increased deferred revenue by $2.0 million in subscription product bookings and $2.9 million in professional services and support and maintenance renewals.”

Conner added, “As a result of our continued focus on cost management, we have also been able to successfully reduce our total quarterly cost basis to approximately $25.5 million. Our reduced expense profile will now allow us to reach the low end of our earnings target for the first half on $52.0 million in revenue. I also am pleased with our fast start to this quarter as we have already achieved approximately $3.0 million in product revenue, which puts us in a good position to attain our planned fifty percent product growth for the first half.”

Entrust recorded a Q1, 2007 net loss, calculated in accordance with GAAP, of $2.4 million, or $0.04 per share, compared to Q1, 2006 net loss of $9.2 million, or $0.15 per share. On a non-GAAP basis the company recorded a loss of $0.8 million, or $0.01 per share, compared to Q1, 2006 loss of $2.7 million, or $0.04 per share. The non-GAAP figures exclude amortization of purchased intangibles and stock-option based compensation expense. See the financial table below reconciling these non-GAAP figures to GAAP.

The company ended Q1, 2007 with approximately $20.8 million in cash and marketable securities and no debt.

Financial Outlook:

Entrust continues to target a first half 2007 net loss in accordance with GAAP of between $0.02 and $0.04 per share. On a non-GAAP basis the company continues to target a profit of $0.02 to $0.04 per share for the first half of 2007. The company’s Q2, 2007, total expenses are expected to be approximately $25.5 million.

Entrust also continues to target a full year 2007 net income in accordance with GAAP of between breakeven or $0.00 per share to a net income of $0.04 per share. On a non-GAAP basis the company continues to target a profit of $0.11 to $0.15 per share for the full year 2007. See the financial table below reconciling the non-GAAP figures to GAAP.

The following charges for the first half of 2007 and full year 2007, reconcile the GAAP and non-GAAP earnings per share:

•

A stock-based compensation charge in accordance with SFAS 123R of approximately $2.2 million, or $(0.04) per share for the first half of 2007 and $4.4 million, or $(0.07) per share for the full year 2007

•

Amortization charges of intangible assets primarily associated with the acquisition of Business Signatures, Orion and AmikaNow of approximately $1.2 million, or $(0.02) per share for the first half of 2007 and $2.4 million, or $(0.04) per share for the full year 2007.

Q1 Business and Financial Metrics:

•

Revenue of $24.6 million consisted of 37% product revenue ($9.1 million) and 63% services and maintenance revenue ($15.4 million). The top five product transactions accounted for 11% of Q1, 2007 revenues. There was one product transaction of over $1 million in Q1, 2007.

•

Emerging growth products (Entrust IdentityGuard, Boundary Messaging and Fraud Detection) accounted for $2.3 million, or 25% of product revenue, up 138% from $954,000 in Q1, 2006. Entrust IdentityGuard transactions increased to 34 this quarter, up from 15 in Q1, 2006. In the quarter, Entrust added three new fraud detection customers in the financial services vertical.

•

Public Key Infrastructure (PKI) products accounted for $6.4 million, or 70% of product revenue, up 24% from $5.2 million in Q1, 2006. Entrust certificate services increased 20 percent year-over-year and accounted for $1.6 million of product revenue in Q1, 2007.

•	Single Sign-on (SSO) products accounted for $484,000, or 5% of product revenue, up 3% from $470,000 in Q1, 2006.

•

Product revenue for the quarter was 60% Extended Government and 40% Extended Enterprise. The financial services vertical continued to be strong, increasing 37% over Q1, 2006 and accounting for approximately 18% of product revenue in Q1, 2007.

•

The average purchase size in the first quarter was $61,000, a decrease from $85,000 in Q1, 2006. Total transactions in Q1, 2007 reached 113, which is up from 59 in Q1, 2006 and is up from 108 in Q4, 2006. Twenty-three, or 20% of the transactions were from new customers.

•

Deferred revenue of $28.3 million increased $4.9 million from Q1, 2006 and increased $4.7 from Q4, 2006. The deferred revenue increase from a year ago was made up of $2.0 million in subscription bookings and $2.9 million in professional services and support and maintenance renewals.

Technology and Industry Highlights:

•

Entrust introduced the industry-first $5 one-time-passcode (OTP) security token. The low price point of the Entrust IdentityGuard Token is produced in conjunction with partner ActivIdentity. Expedia will be the first customer for the Entrust IdentityGuard Token, which leverages Entrust’s versatile authentication platform. In addition to the OTP token, Entrust IdentityGuard customers enjoy a range of authentication methods from a single platform. This provides unprecedented flexibility and choice customers currently do not have with existing OTP token vendors.

•

In effort to promote the collaboration of security-conscious organizations, Entrust announced the first open, standards-based fraud intelligence network, the Entrust Open Fraud Intelligence Network (OFIN). OFIN is an information sharing service designed to help combat online fraud by consolidating and sharing key fraud behavior patterns and data among network participants. It is focused on providing participating members the latest fraud behaviors and tactics as well as key data for helping to detect and combat fraud as it evolves. OFIN is a key component of Entrust's layered security architecture.

•

Another industry first, Entrust launched Entrust Entelligence Group Share, a leading edge information protection solution that helps organizations secure data stored on corporate networks in a manner that is automatic and transparent to the end-user. With zero-touch folder administration, Entrust Entelligence Group Share offers unprecedented management that allows the ability to change permissions on a shared folder without having to modify the folder or re-encrypt data. Entrust Entelligence Group Share also provides detailed auditing and reporting capabilities to track who is accessing protected information on the network. Furthermore Entrust Entelligence Group Share can use certificates issued from any certificate authority, or use no Public Key Infrastructure (PKI) at all.

•

As another key element of the layered consumer security strategy, Entrust announced the availability of Extended Validation (EV) SSL Certificates for use with the next-generation of EV-aware browsers and was the first SSL vendor to activate EV SSL Certificates for Windows XP users with Microsoft® Internet Explorer 7. Entrust Extended Validation SSL Certificates — commonly referred to as “EV” certificates — are an effective anti-phishing tool that helps maintain and improve consumer confidence in online transactions by enabling strong visual cues that notify a user that a site is secure. The new technology displays prominent and consistent trust indicators in a browser’s address bar, actually turning the URL address bar green.

•

In collaboration with key industry leaders including Microsoft, Entrust announced the availability of Entrust Unified Communications Certificates, which secure and authenticate communication between mail servers, internally between the Exchange servers, and between Microsoft® Exchange servers and other mail servers. In addition, administrators can enable the new Auto Discover provisioning feature provided by Microsoft Office Outlook® 2007 and Outlook Web Access through Microsoft Exchange Server. The technology serves as a versatile management system that affords users the ability to track and respond to a range of communication options including e-mail, voicemail, instant message and facsimile.

•

In December 2006, Entrust made the General Services Administration (GSA) list of approved shared service providers for PKI. Just six weeks later, Entrust completed the next step in this process by receiving a full Authority to Operate (ATO) — an accomplishment that has traditionally taken some providers a full year to accomplish. The ATO is the result of an extensive certification and accreditation review process that the GSA conducts on shared service providers. The ATO also placed the Entrust Shared Service Provider on the HSPD12 Approved Product List. Entrust remains the provider with the largest footprint within U.S. federal civilian agencies.

•

The Norwegian Ministry of Defense selected Entrust as the preferred vendor to help secure their communication infrastructure via strong versatile authentication and smart cards, while also providing application security, secure VPN and e-mail capabilities. The deal, which was facilitated by Entrust in conjunction with Hewlett Packard, included the purchase of Entrust Authority™ Security Manager and a host of more than 10 additional security components.

•

The Department of State used their embedded PKI from Entrust to comply with Homeland Security Presidential Directive 12 (HSPD-12). Entrust designed and deployed the Department of State's current PKI solution, which gives State employees critical IT security capabilities including secure messaging, digital signatures, encryption and authentication to key resources. At present, the deployment of PKI technology and credentials to the Department of State's end-user community has reached more than 32,000 people – both inside the country and overseas.

•

The State of Illinois turned to Entrust for deployment of Entrust Authority infrastructure and a suite of interoperable security products that help deliver valuable secure services to its citizens. The project—titled the Digital Signature/Public Key Infrastructure Project—provides a standardized way for state agencies to manage authentication, encryption and digital signatures to avoid having to purchase, build or manage similar solutions for individual applications. As one of the leading states to implement a large-scale, enterprise public key infrastructure, the State of Illinois issued its 100,000th digital certificate on Jan. 3, 2007, a major milestone for one of the country's leading e-Government initiatives.

Entrust will host a live teleconference and Webcast on Tuesday, April 24, 2007 at 5:00 p.m. (Eastern), featuring Chairman, President and CEO Bill Conner and Chief Financial Officer David Wagner to discuss the company’s fiscal first quarter results and 2007 outlook. The conference call audio will be available live via dial-in at 1-800-732-9307 and via the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=73119&s=wm&e=1522410. Please log on approximately 15 minutes before the Webcast begins in order to register and to download and install any necessary audio software. An archive of the Webcast will be available for 90 days at the above Internet address.

For those unable to attend the live conference call, an audio replay will be available beginning at 7:00 p.m. (Eastern), Tuesday, April 24, 2007 through Tuesday, May 1, 2007 at 11:59 p.m. (Eastern). The North American replay number is 1- 877-289-8525 and the International replay number is 416-640-1917. Both numbers have a pass code of 21226356#.

Use of Non-GAAP Financial Measures

To supplement the financial results that are prepared and presented in accordance with accounting principles generally accepted in the United States, Entrust’s management prepares and uses non-GAAP financial measures for many of its internal financial, operating and planning reports. The company’s management believes that by excluding charges such as the purchased intangibles amortization in cost of goods sold, the amortization of purchased intangible assets in operating expenses, stock compensation expense, restructuring charges and write down of strategic investments from its GAAP-based results, these non-GAAP financial measures are more likely to facilitate investors’ understanding of the company’s ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the company’s competitors and provide investors with greater transparency with respect to the supplemental information used by management in its operational and financial decision making.

The non-GAAP measures are included to provide investors with supplemental information to facilitate their understanding of Entrust’s operating results and future prospects. Management uses these non-GAAP measures to assess its success in reducing the company’s cost structure, to measure its ongoing cash operating costs, and to establish budgets and operational goals. The presentation of this additional information should not be considered in isolation or as a substitute for financial and operating results prepared in accordance with accounting principles generally accepted in the United States, as non-GAAP measures are susceptible to varying calculations and they may not be comparable, as presented, to other similarly titled measures of other companies.

This press release contains forward-looking statements relating to Entrust’s projected net income and net loss per share and non-GAAP income per share for the first half of 2007 and full year ending 2007. Such statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are unforeseen operating expenses, unconverted customer opportunities, issues associated with revenue recognition, issues raised in connection with the review of quarterly financial results, and the risk factors detailed from time to time in Entrust’s periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation Entrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. While Entrust may elect to update forward-looking statements in the future, Entrust specifically disclaims any obligation to do so, even if its estimates change.

About Entrust

Entrust, Inc. [NASDAQ: ENTU] is a world leader in securing digital identities and information. Over 1,650 enterprises and government agencies in more than 50 countries use Entrust solutions to help secure the digital lives of their citizens, customers, employees and partners. Our proven software and services can help customers in achieving regulatory and corporate compliance, while helping to turn security challenges such as identity theft and email security into business opportunities. For more information on how Entrust can help secure your digital life, please visit: www.entrust.com

Entrust is a registered trademark of Entrust, Inc. in the United States and certain other countries. In Canada, Entrust is a registered trademark of Entrust Limited. All Entrust product names are trademarks of Entrust. All other company and product names are trademarks or registered trademarks of their respective owners.

Investor Contact:	Media Contact:

David Rockvam	Michelle Metzger
Investor Relations	Media Relations
972-713-5824	(972) 713-5866
david.rockvam@entrust.com	michelle.metzger@entrust.com

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ENTRUST, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31st,
	2007	2006
Revenues:
Product	9,144	$6,578
Services and maintenance	15,419	14,521

Total revenues	24,563	21,099

Cost of revenues:
Product	1,808	1,944
Services and maintenance	7,448	7,041
Amortization of purchased product rights	332	207

Total cost of revenues	9,588	9,192

Total gross profit	14,975	11,907

Operating expenses:
Sales and marketing	9,093	7,513
Research and development	5,349	4,240
General and administrative	3,260	3,675
Restructuring charges and adjustments	—	2,895

Total operating expenses	17,702	18,323

Loss from operations	(2,727)	(6,416)

Other income (expense):
Interest income	180	742
Foreign exchange gain (loss)	247	(208)
Loss from equity investments	(77)	(171)
Writedown of long-term strategic and equity investments	—	(3,016)

Total other income (expense)	350	(2,653)

Loss before income taxes	(2,377)	(9,069)
Provision for income taxes	52	99

Net loss	$(2,429)	$(9,168)

Weighted average common shares used
Basic	60,387	59,895
Diluted	60,387	59,895
Net loss per share
Basic	$(0.04)	$(0.15)
Diluted	$(0.04)	$(0.15)

ENTRUST, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2007	December 31, 2006
ASSETS
Cash and marketable investments	$20,789	$22,527
Accounts receivable, net of allowance for doubtful accounts	21,282	21,117
Other current assets	3,058	2,904
Property and equipment, net	2,106	2,721
Purchased product rights and other purchased intangible assets, net	13,254	13,843
Goodwill	60,214	60,214
Long-term strategic and equity investments	91	169
Other long-term assets, net	4,290	4,321

Total assets	$125,084	$127,816

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accruals	$14,738	$20,268
Accrued restructuring charges	23,280	24,518
Deferred revenue	28,279	23,575
Long-term liabilities	218	231

Total liabilities	66,515	68,592
Shareholders' equity	58,569	59,224

Total liabilities and shareholders' equity	$125,084	$127,816

The following supplemental tables provide non-GAAP financial measures used by the company’s management to evaluate operational results. The company believes this information may be useful to investors. In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company's earnings release contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of purchase product rights, non recurring restructuring and impairment charges. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

For additional information regarding these non-GAAP financial measures, see the Form 8-K dated April 24, 2007 that Entrust has filed with the Securities and Exchange Commission.

ENTRUST, INC.

SUPPLEMENTAL

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

	Three Months Ended March 31st,
	2007	2006
Reconciliation of net loss per GAAP to Non-GAAP loss:
GAAP net loss	$(2,429)	$(9,168)
Adjustments for share-based compensation expense:
Cost of revenues	67	57
Sales and marketing	289	170
Research and development	197	60
General and administrative	441	330
Amortization of other purchased intangibles:
Cost of revenues	38	—
Sales and marketing	228	17
Amortization of purchased product rights	332	207
Restructuring charges and adjustments	—	2,895
Write-down of long-term strategic and equity investments	—	3,016
Tax effect on Non-GAAP adjustments	—	(252)

Non-GAAP loss	$(837)	$(2,668)

Reconciliation of net loss per diluted share according to GAAP to Non-GAAP loss per diluted share:
GAAP net loss per diluted share	$(0.04)	$(0.15)

Adjustments for share-based compensation expense	0.02	0.01
Amortization of other purchased intangibles:	—	—
Amortization of purchased product rights	0.01	—
Restructuring charges and adjustments	—	0.05
Write-down of long-term strategic and equity investments	—	0.05
Tax effect on Non-GAAP adjustments	—	—

	0.03	0.11

Non-GAAP loss per diluted share	$(0.01)	$(0.04)

Weighted average common shares used	60,387	59,895

Forward Looking Guidance

Earnings Per Share Range

	First Half 2007		Full Year 2007
U.S. GAAP measure	$(0.04)	$(0.02)	$0.00	$0.04
Adjustments to exclude the effects of amortization of purchased intangible assets	$0.02	$0.02	$0.04	$0.04
Adjustments to exclude the effects of expenses related to stock-based compensation	$0.04	$0.04	$0.07	$0.07

Non-GAAP figures	$0.02	$0.04	$0.11	$0.15

Forward Looking Guidance

Total Quarterly Costs

2007
U.S. GAAP measure	$27.2
Adjustments to exclude the effects of amortization of purchased intangible assets	$0.6
Adjustments to exclude the effects of expenses related to stock-based compensation	$1.1

Non-GAAP figures	$25.5